UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 9, 2015, PriceSmart, Inc. issued a press release regarding its results of operations for its second quarter ended February 28, 2015 and its net warehouse club sales for the month ended March 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Exhibits.

(d)	The following exhibit is furnished herewith:
Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated April 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2015	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated April 9, 2015.

PriceSmart Announces Second Quarter Results of Operations and March Sales

San Diego, CA (April 9, 2015) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the second quarter of fiscal year 2015 which ended on February 28, 2015.

For the second quarter of fiscal year 2015, net warehouse club sales increased 11.4% to $732.1 million from
$657.2 million in the second quarter of fiscal year 2014. Total revenues for the second quarter of fiscal year 2015 were $750.3 million compared to $674.4 million in the comparable period of the prior year. The Company had 36 warehouse clubs in operation as of February 2015 and 32 clubs in operation as of February 2014.

The Company recorded operating income during the quarter of $41.7 million, as compared to operating income of $39.4 million in the prior year. Net income was $24.8 million, or $0.82 per diluted share, in the second quarter of fiscal year 2015 as compared to $28.3 million, or $0.93 per diluted share, in the second quarter of fiscal year 2014.

Commenting on the results, Jose Luis Laparte, PriceSmart's President and Chief Executive Officer said, "While many of our markets performed well in the quarter, the reduction in net income can be attributed to Colombia where various factors, most notably the devaluation of the Colombian peso, led to a year on year reduction of net income and negatively impacted the consolidated results of the Company by approximately $0.16 per share.  The rest of the Company performed well in the quarter with growth in sales and membership income, and higher operating profit; contributing additional net income of approximately $0.05 per share to the consolidated results compared to the second quarter of last year."

For the first six months of fiscal year 2015, net warehouse club sales increased 9.8% to $1,368.5 million from $1,246.9 million in the first six months of fiscal year 2014. Total revenues for the first half of fiscal year 2015 increased 9.9% to $1,406.3 million from $1,280.0 million in the same period of the prior year. For the first six months of fiscal year 2015, the Company recorded operating income of $78.0 million and net income of $45.5 million, or $1.50 per diluted share. During the same six month period in fiscal year 2014, the Company recorded operating income of $71.7 million and net income of $49.7 million, or $1.64 per diluted share.

The Company also announced that for the month of March 2015, net warehouse club sales increased 17.0% to $237.7 million, from $203.2 million in March a year earlier. For the seven months ended March 31, 2015, net warehouse club sales increased 10.8% to $1,606.2 million from $1,450.1 million for the seven months ended March
31, 2014. There were 36 warehouse clubs in operation at the end of March 2015 and 32 warehouse clubs in operation at the end of March 2014.

For the four weeks ended March 29, 2015, comparable net warehouse club sales for the 32 warehouse clubs open at least 13 1/2 full months increased 7.3%, compared to the same four-week period last year. For the thirty- week period ended March 29, 2015, comparable net warehouse club sales increased 2.4%, compared to the comparable thirty-week period a year ago.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, April 10, 2015, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (800) 316-8317 for domestic callers or (719) 325-2172 for international callers, and entering participant code 7665186. A digital replay will be available through April 30, 2015, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 7665186.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 36 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica, and Colombia; four each in Panama, and Trinidad; three each in Guatemala, the Dominican Republic, and Honduras; two in El Salvador; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; we face difficulties in the shipment of, and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business, and failure to adequately maintain our systems or disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 28.1% of our voting stock as of August 31, 2014, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; our inability to develop and retain existing key personnel or to attract highly qualified employees could adversely impact our business, financial condition and results of operations; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; if we do not maintain the privacy and security of confidential information, we could damage our reputation, incur substantial additional costs and become subject to litigation; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; we face increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management’s current expectations, our financial condition and results of operations could be adversely impacted. In addition to the risks described above, these statements are also subject to other risks detailed in the Company's U.S. Securities and Exchange Commission (SEC) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2014 filed on October 30, 2014 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended February 28,		Six Months Ended February 28,
	2015	2014	2015	2014
Revenues:
Net warehouse club sales	$732,120	$657,167	$1,368,535	$1,246,861
Export sales	6,229	6,764	14,660	12,485
Membership income	10,898	9,481	21,013	18,749
Other income	1,049	962	2,109	1,880
Total revenues	750,296	674,374	1,406,317	1,279,975
Operating expenses:
Cost of goods sold:
Net warehouse club	625,876	561,652	1,164,904	1,065,939
Export	5,934	6,423	13,961	11,864
Selling, general and administrative:
Warehouse club operations	62,041	53,203	118,251	104,975
General and administrative	14,117	13,277	27,467	24,461
Pre-opening expenses	229	340	3,378	814
Loss/(gain) on disposal of assets	391	104	363	188
Total operating expenses	708,588	634,999	1,328,324	1,208,241
Operating income	41,708	39,375	77,993	71,734
Other income (expense):
Interest income	266	193	530	374
Interest expense	(1,970)	(886)	(3,144)	(1,924)
Other income (expense), net	(1,659)	712	(4,291)	1,023
Total other income (expense)	(3,363)	19	(6,905)	(527)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	38,345	39,394	71,088	71,207
Provision for income taxes	(13,526)	(11,116)	(25,628)	(21,501)
Income (loss) of unconsolidated affiliates	16	—	22	4
Net income	24,835	$28,278	$45,482	49,710
Net income per share available for distribution:
Basic net income per share	$0.82	$0.93	$1.50	$1.64
Diluted net income per share	$0.82	$0.93	$1.50	$1.64
Shares used in per share computations:
Basic	29,827	29,724	29,809	29,707
Diluted	29,833	29,736	29,816	29,719
Dividends per share	$0.70	$0.70	$0.70	$0.70

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28, 2015	August 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$119,243	$137,098
Short-term restricted cash	1,500	2,353
Receivables, net of allowance for doubtful accounts of $5 and $0 as of February 28, 2015 and August 31, 2014, respectively	7,078	7,910
Merchandise inventories	281,256	226,383
Deferred tax assets – current	6,839	6,177
Prepaid expenses and other current assets (includes $0 and $495 as of February 28, 2015 and August 31, 2014, respectively, for the fair value of derivative instruments and $1,064 and $0 as of February 28, 2015 and August 31, 2014, respectively, for the fair value of foreign currency forward contracts)	27,068	17,260
Total current assets	442,984	397,181
Long-term restricted cash	25,428	27,013
Property and equipment, net	424,360	426,325
Goodwill	36,069	36,108
Deferred tax assets – long term	9,013	11,825
Other non-current assets (includes $6,996 and $1,095 as of February 28, 2015 and August 31, 2014, respectively, for the fair value of derivative instruments)	38,267	30,755
Investment in unconsolidated affiliates	10,245	8,863
Total Assets	$986,366	$938,070
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$4,470	$—
Accounts payable	233,266	223,559
Accrued salaries and benefits	15,288	17,799
Deferred membership income	21,992	17,932
Income taxes payable	8,359	7,718
Other accrued expenses (includes $0 and $14 as of February 28, 2015 and August 31, 2014, respectively, for the fair value of foreign currency forward contracts)	22,193	21,030
Dividends payable	10,564	—
Long-term debt, current portion	14,792	11,848
Deferred tax liability – current	137	157
Total current liabilities	331,061	300,043
Deferred tax liability – long-term	2,432	2,290
Long-term portion of deferred rent	6,107	5,591
Long-term income taxes payable, net of current portion	1,562	1,918
Long-term debt, net of current portion	90,328	79,591
Other long-term liabilities (includes $586 and $0 for the fair value of derivative instruments and $379 and $372 for the defined benefit plan as of February 28, 2015 and August 31, 2014, respectively)	965	372
Total liabilities	432,455	389,805
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,973,256 and 30,950,701 shares issued and 30,182,541 and 30,209,917 shares outstanding (net of treasury shares) as of February 28, 2015 and August 31, 2014, respectively	3	3
Preferred stock $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of February 28, 2015 and August 31, 2014	—	—
Additional paid-in capital	400,539	397,150
Tax benefit from stock-based compensation	10,962	9,505
Accumulated other comprehensive loss	(68,399)	(49,286)
Retained earnings	239,967	215,613
Less: treasury stock at cost; 790,715 and 740,784 shares as of February 28, 2015 and August 31, 2014, respectively	(29,161)	(24,720)
Total equity	553,911	548,265
Total Liabilities and Equity	$986,366	$938,070